Exhibit 10.5

FORESCOUT TECHNOLOGIES, INC.
2000 STOCK OPTION AND INCENTIVE PLAN
ADOPTED ON DECEMBER 31, 2000
AS LAST AMENDED AND RESTATED ON FEBRUARY 24, 2017.

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FORESCOUT TECHNOLOGIES, INC.
2000 STOCK OPTION AND INCENTIVE PLAN
SECTION 1. ESTABLISHMENT AND PURPOSE.
The purpose of the Plan is to offer selected persons an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing or granting Shares of the Company’s Stock. The Plan provides both for the direct award or sale of Shares or Restricted Stock Units and for the grant of Options to purchase Shares. Options granted under the Plan may be Nonqualified Options (including the Options described in Section 12) or ISOs intended to qualify under Section 422 of the Code.
Capitalized terms are defined in Section 13.
SECTION 2. ADMINISTRATION.
(a)    Committees of the Board of Directors. The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors or other individuals satisfying applicable laws who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. The Board of Directors may retain the authority to concurrently administer the Plan with a Committee and may revoke the delegation of some or all authority previously delegated. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.
(b)    Authority of the Board of Directors. Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, Grantees, Optionees and all persons deriving their rights from a Purchaser, Grantee or Optionee. For the avoidance of doubt, the Board of Directors may permit the transmission of any awards, award agreements, communications or other applicable Plan documents (including signatures or acceptances) to participants under the Plan by electronic mail, electronic delivery or any other physical or digital format permitted by applicable law, and the Company may issue or record issuance of any Shares, transfers or awards in its records by issuance of Shares (including an electronic “book entry” records) or any other way permitted by applicable law. Further, the Board of Directors will have the authority, in its sole discretion, to institute and determine the terms and conditions of an Exchange Program.
SECTION 3. ELIGIBILITY.
(a)    General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Nonqualfied Options. Restricted Stock Units or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs.
(b)    Ten-Percent Stockholders. A person who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for designation as an Optionee or Purchaser unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant, (ii) the Purchase Price (if any) is at least 100% of the Fair Market Value of a Share and (iii) in the case of an ISO, such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

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SECTION 4. STOCK SUBJECT TO PLAN.
(a)    Basic Limitation. Not more than 37,447,726 Shares may be issued under the Plan (subject to Subsection (b) below and Section 8). The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan. Shares offered under the Plan may be authorized but unissued Shares or treasury Shares.
(b)    Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed 37,447,726 Shares (subject to adjustment pursuant to Section 8).
SECTION 5. TERMS AND CONDITIONS OF AWARDS OR SALES.
(a)    Stock Purchase Agreement. Each award or sale of Shares under the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Purchase Agreement. The provisions of the various Stock Purchase Agreements entered into under the Plan need not be identical.
(b)    Restricted Stock Unit Agreement. Each award or grant of Restricted Stock Units under the Plan shall be evidenced by a Restricted Stock Unit Agreement between the Grantee and the Company. Such award or grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock Unit Agreement. The provisions of the various Restricted Stock Unit Agreements entered into under the Plan need not be identical. The Board of Directors shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Vesting conditions may be based on continuing Service, achievement of pre-established performance goals and objectives and/or other such criteria as the Board of Directors may determine. Unless otherwise provided in the Restricted Stock Unit Agreement (which agreement may provide for deferred settlement of Restricted Stock Units), on or promptly following the vesting date or dates applicable to any Restricted Stock Unit, but in no event later than March 15 of the year following the year in which such vesting occurs, such Restricted Stock Unit(s) shall be settled in the form of cash or shares of Stock, as specified in the Restricted Stock Unit Agreement. Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of.
(c)    Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than an Option or Restricted Stock Unit) shall automatically expire if not exercised by the Purchaser within 30 days after the grant of such right was communicated to the Purchaser by the Company. Such right shall not be transferable and shall be exercisable only by the Purchaser to whom such right was granted.
(d)    Purchase Price. The Board of Directors shall determine the Purchase Price at its sole discretion. The Purchase Price shall be payable in a form described in Section 7.

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(e)    Withholding Taxes. As a condition to the purchase or grant of Shares or the vesting or settlement of Restricted Stock Units or Shares, the Purchaser or Grantee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase, vesting or settlement.
(f)    Restrictions on Transfer of Shares and Minimum Vesting. Once the Shares are purchased or otherwise issued, or the Restricted Stock Unit is settled the Purchaser or Grantee shall have rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are purchased or otherwise issued, or the Restricted Stock Unit is settled, except as provided in Section 8 of the Plan. Any Shares awarded or sold under the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Purchase Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. Except as otherwise provided in the Stock Purchase Agreement or the Restricted Stock Unit Agreement, in the case of any Purchaser or Grantee:
(i)    Any such right of repurchase Purchaser’s or Grantee’s Shares at the original Purchase Price may be exercised by the Company or its assigns for cash or for cancellation of indebtedness; and
(ii)    Any such right of repurchase may be exercised only within six months after the termination of the Purchaser’s or Grantee’s Service.
SECTION 6. TERMS AND CONDITIONS OF OPTIONS.
(a)    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
(b)    Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO, a Nonqualfied Option, or a Nonqualfied Option described in Section 12.
(c)    Exercise Price    . Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of a Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 7.
(d)    Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. No Option shall be exercisable unless the Optionee has delivered an executed copy of the Stock Option Agreement to the Company. The Board of Directors shall determine the exercisability provisions of the Stock Option Agreement at its sole discretion.

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(e)    Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.
(f)    Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following occasions:
(i)    The expiration date determined pursuant to Subsection (e) above;
(ii)    The date three months after the termination of the Optionee’s Service for any reason other than Cause or Disability, or such later date as the Board of Directors may determine;
(iii)    The date of the termination of the Optionee’s Service for Cause, or such later date as the Board of Directors may determine; or
(iv)    The date 12 months after the termination of the Optionee’s Service by reason of Disability, or such other date as the Board of Directors may determine (but not less than six months after the termination of the Optionee’s Service by reason of Disability).
The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).
(g)    Leaves of Absence. For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).
(h)    Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:
(i)    The expiration date determined pursuant to Subsection (e) above; or
(ii)    The date 12 months after the Optionee’s death, or such later date as the Board of Directors may determine.
All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only

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to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Shares had vested before the Optionee’s death (or vested as a result of the Optionee’s death). The balance of such Options shall lapse when the Optionee dies.
(i)    Restrictions on Transfer of Shares and Minimum Vesting. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. Except as otherwise provided in the Stock Option Agreement, in the case of any Optionee:
(i)    Any right to repurchase the Optionee’s Shares at the original Exercise Price upon termination of the Optionee’s Service may be exercised only for cash or for cancellation of indebtedness; and
(ii)    Any such right to repurchase may be exercised only within six months after the later of (A) the termination of the Optionee’s Service or (B) the date of the option exercise.
(j)    Transferability of Options. An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the applicable Stock Option Agreement so provides, an NSO shall also be transferable by the Optionee by (i) a gift to a member of the Optionee’s Immediate Family or (ii) a gift to an inter vivos or testamentary trust in which members of the Optionee’s Immediate Family have a beneficial interest of more than 50% and which provides that such NSO is to be transferred to the beneficiaries upon the Optionee’s death. An ISO may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.
(k)    Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.
(l)    No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.
(m)    Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price, including without limitation pursuant to an Exchange Program. The foregoing notwithstanding, such modifications must be in accordance with applicable law and no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.
SECTION 7. PAYMENT FOR SHARES.

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(a)    General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7.
(b)    Surrender of Stock. To the extent that a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.
(c)    Services Rendered. At the discretion of the Board of Directors, Shares may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.
(d)    Promissory Note. To the extent that a Stock Option Agreement or Stock Purchase Agreement so provides, all or a portion of the Exercise Price or Purchase Price (as the case may be) of Shares issued under the Plan may be paid with a full-recourse promissory note. However, the par value of the Shares, if newly issued, shall be paid in cash or cash equivalents. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.
(e)    Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.
(f)    Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.
SECTION 8. ADJUSTMENT OF SHARES.
(a)    General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.
(b)    Mergers and Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement may provide for:

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(i)    The continuation of such outstanding Options by the Company (if the Company is the surviving corporation);
(ii)    The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;
(iii)    The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options;
(iv)    The full exercisability of such outstanding Options and full vesting of the Shares subject to such Options, followed by the cancellation of such Options;
(v)    The settlement of the full value of such outstanding Options (whether or not then exercisable) in cash or cash equivalents, followed by the cancellation of such Options; or
(vi)    Any other action permitted by applicable law.
(c)    Reservation of Rights. Except as provided in this Section 8, an Optionee, Grantee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.
SECTION 9. SECURITIES LAW REQUIREMENTS.
(a)    General. Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.
(b)    Financial Reports. To the extent required by applicable law, the Company each year shall furnish to Optionees, Grantees, Purchasers and stockholders who have received Stock under the Plan its balance sheet and income statement, unless such Optionees, Grantees, Purchasers or stockholders are key Employees whose duties with the Company assure them access to equivalent information. Such balance sheet and income statement need not be audited.
SECTION 10. NO RETENTION RIGHTS.
Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Purchaser, Grantee or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser, Grantee or Optionee) or of the Purchaser, Grantee or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

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SECTION 11. DURATION AND AMENDMENTS.
(a)    Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders. If the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred under the Plan shall be rescinded and no additional grants, exercises or sales shall thereafter be made under the Plan. The Plan shall terminate automatically 10 years after the later of (i) its adoption by the Board of Directors or (ii) the most recent increase in the number of Shares reserved under Section 4 that was approved by the Company’s stockholders. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.
(b)    Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders if it (i) increases the number of Shares available for issuance under the Plan (except as provided in Section 8) or (ii) materially changes the class of persons who are eligible for the grant of ISOs. Stockholder approval shall not be required for any other amendment of the Plan. If the stockholders fail to approve an increase in the number of Shares reserved under Section 4 within 12 months after its adoption by the Board of Directors, then any grants, exercises or sales that have already occurred in reliance on such increase shall be rescinded and no additional grants, exercises or sales shall thereafter be made in reliance on such increase.
(c)    Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.
SECTION 12. SPECIAL PROVISIONS FOR ISRAELI RESIDENTS.
(a)    Scope    . This Section 12 shall apply only to Optionees who are residents of the State of Israel or are deemed to be residents of the State of Israel for purposes of the payment of tax.
(b)    Grants Under Israeli Law. Any other provision of the Plan notwithstanding, the Plan may also be administered pursuant to the provisions of Section 102 (“Section 102”) or Section 3(i) (“Section 3(i)”) of the Israeli Income Tax Ordinance (New Version), 1961 and the rules promulgated thereunder (the “Ordinance”) and the Israeli Companies Law 5759-1999 with respect to Employees who are or are deemed to be Israeli residents. Details regarding the terms and conditions of Options granted pursuant to the provisions of Section 102 shall be delivered to the Optionees who are Israeli residents and whose grants are made pursuant to Section 102, along with the remaining terms and conditions.
(c)    Trust Under Section 102. Any other provision of the Plan notwithstanding, in the event that the Plan is administered pursuant to the provisions of Section 102, each Option and each Share with respect to which an Option has been exercised by an Optionee who is an Israeli resident or is deemed to be an Israeli resident shall be issued by the Company to, and held in trust for the benefit of, such Optionee by a trustee designated by the Board of Directors or the board of directors of a Subsidiary, as appropriate (the “Trustee”), pursuant to Section 102 and a trust agreement to be entered into between the Company or such Subsidiary and such Trustee.
(i)    Options granted to Employees, officers or Outside Directors on or after January 1, 2003 shall be granted pursuant to the provisions of Section 102 of the Ordinance as

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amended by the Law Amending the Income Tax Ordinance (Number 132) 2002, effective January 1, 2003 and the rules, regulations, orders or procedures which are ultimately promulgated in connection with such Law (the “New Rules”); provided, however, that Employees, officers or Outside Directors who are controlling shareholders (as defined in the Ordinance) may not be granted Options subject to Section 102. Such Options shall be granted using the provisions of Section 102(b)(2) of the Ordinance, pursuant to which income resulting from the sale of shares derived from the Options shall be taxed as a capital gain. Such Options (the “102 Capital Gains Track Options”) and the Shares resulting from their exercise shall be issued by the Company to, and held in trust for the benefit of, each Optionee by the Trustee for the period set forth in Section 102(b)(2) of the Ordinance. The Optionee and the Trustee shall comply with the provisions of Section 102(b)(2) of the Ordinance, with the New Rules, and with the terms and conditions of the trust agreement. Further, the Optionee will execute any and all documents which the Company or the Trustee may reasonably determine to be necessary in order to comply with the Ordinance and, particularly, the New Rules.
(d)    Trust Under Section 3(i). In the event that the Plan is administered pursuant to the provisions of Section 3(i), the Company may elect to enter into an agreement with a trustee concerning the administration of the exercise of Options, the purchase and sale of Shares, and the arrangements for payment of or withholding of taxes due in connection with such exercise, purchase and sale. The trust agreement may provide that the Company will issue the Shares to such trustee for the benefit of the Optionees. However, subsequent to January 1, 2003, Section 3(i) Options may not be granted to Employees, officers or Outside Directors, except as provided in the Ordinance.
(e)    Exercise. At the discretion of the Board of Directors, for purposes of simplicity and in order to ensure compliance with Israel’s tax regulations, the exercise of the Options granted under the Plan may be executed by the Company or a Subsidiary, as appropriate.
(f)    Sale of Shares. Upon sale by an Optionee of any securities held in trust, the Company shall withhold (or, if applicable, shall cause the Trustee to withhold) from the proceeds of such sale all applicable taxes, shall remit the amount withheld to the appropriate Israeli tax authorities, shall pay the balance thereof directly to such Optionee, and shall report to such Optionee the amount so withheld and paid to such tax authorities.
(g)    Applicable Law. With respect to Optionees who are Israeli residents or are deemed, for purposes of taxation, to be residents of the State of Israel, the Plan and all instruments issued thereunder or in connection therewith shall be governed by, and interpreted in accordance with, the laws of the State of Israel.
(h)    Tax Consequences. Any tax consequences arising from the grant or exercise of an Option, from the payment for Shares covered thereby or from any other event or act under the Plan (whether of an Optionee or of the Company or a Subsidiary) shall be borne solely by the Optionee. Furthermore, the Optionee shall agree to indemnify the Company or the Subsidiary that employs the Optionee and the Trustee, if applicable, and hold them harmless against and from any and all liability for any tax or interest or penalty thereon, including (without limitation) liabilities relating to the necessity to withhold, or to have withheld, any tax from any payment made to the Optionee.
SECTION 13. DEFINITIONS.
(a)    “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

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(b)    “Cause” shall mean:
(i)    An unauthorized use or disclosure by the Optionee of the Company’s confidential information or trade secrets, which use or disclosure causes material harm to the Company;
(ii)    A material breach by the Optionee of any agreement between the Optionee and the Company;
(iii)    A material failure by the Optionee to comply with the Company’s written policies or rules;
(iv)    The Optionee’s conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof; or
(v)    The Optionee’s gross negligence or willful misconduct.
The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or a Parent or Subsidiary) may consider as grounds for the discharge of the Optionee without Cause.
(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(d)    “Committee” shall mean a committee of one or more members of the Board of Directors or other individuals, as described in Section 2(a).
(e)    “Company” shall mean Forescout Technologies, Inc., a Delaware corporation.
(f)    “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.
(g)    “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.
(h)    “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.
(i)    “Exchange Program” shall mean a program under which (i) outstanding awards granted under the Plan are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower Exercise Prices and different terms), awards of a different type, and/or cash, (ii) holders of outstanding awards granted under the Plan would have the opportunity to transfer any outstanding awards granted under the Plan to a financial institution or other person or entity selected by the Committee, and/or (iii) the Exercise Price of an outstanding award granted under the Plan is increased or reduced. The Committee will determine the terms and conditions of any Exchange Program in its sole discretion.
(j)    “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.
(k)    “Fair Market Value” shall mean the fair market value of a Share, as determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

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(l)    “Grantee” shall mean person to whom the Board of Directors granted the right to Shares or Restricted Stock Units under the Plan (other than by a Purchaser or upon exercise of an Option).
(m)    “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.
(n)    “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.
(o)    “Nonqualfied Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code (including a stock option described in Section 12).
(p)    “Option” shall mean an ISO or Nonqualfied Option granted under the Plan and entitling the holder to purchase Shares.
(q)    “Optionee” shall mean a person who holds an Option.
(r)    “Outside Director” shall mean a member of the Board of Directors who is not an Employee.
(s)    “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
(t)    “Plan” shall mean this ForeScout Technologies, Inc. 2000 Stock Option and Incentive Plan, as amended and restated from time to time.
(u)    “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Directors.
(v)    “Purchaser” shall mean a person to whom the Board of Directors has offered the right to acquire Shares under the Plan (other than through a Restricted Stock Unit or upon exercise of an Option).
(w)    “Restricted Stock Unit” means an award of phantom stock units to a Grantee, which may be settled in cash or Shares as determined by the Board of Directors, pursuant to Section 5.
(x)    “Restricted Stock Unit Agreement” means a written or electronic agreement between the Company and the Grantee evidencing the terms and restrictions applying to Shares purchased under a Restricted Stock Unit award. The Restricted Stock Unit Agreement is subject to the terms and conditions of the Plan and the notice of grant.
(y)    “Service” shall mean service as an Employee, Outside Director or Consultant.
(z)    “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

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(aa)    “Stock” shall mean the Common Stock of the Company, with a par value of $0.001 per Share.
(bb)    “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.
(cc)    “Stock Purchase Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.
(dd)    “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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EXHIBIT A
SCHEDULE OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN

Date of Board Approval	Date of Stockholder Approval	Number of Shares Added	Cumulative Number of Shares
12/31/2000	1/24/2001	Not Applicable	59,750
1/25/2001	1/24/2001	201,486	261,236
7/30/2001	8/3/2001	246,244	507,480
1/23/2002	3/21/2002	5:1 Stock Split	2,537,400
7/31/2002	8/22/2002	1,150,000	3,687,400
5/11/2004	1/19/2005	300,000	3,987,400
12/22/2004	1/19/2005	150,000	4,137,400
10/17/2005	10/26/2005	356,112,976	360,250,376
11/21/2005	11/21/2005	1:50 Stock Split	7,205,008
10/18/2006	11/5/2006	327,158	7,532,166
2/13/2007	3/5/2007	139,163	7,671,329
8/14/2007	9/27/2007	100,000	7,771,329
1/16/2008	2/13/2008	800,000	8,571,329
12/15/2010	11/23/2011	1,250,000	9,821,329
3/8/2011	11/23/2011	66,602	9,887,931
12/20/2011	12/20/2012	305,000	10,192,931
6/12/2012	12/20/2012	100,000	10,292,931
7/10/2012	12/20/2012	100,000	10,392,931
3/12/2013	12/6/2013	2,187,417	12,580,348
7/24/2013	9/18/2013	155,000	12,735,348
9/10/2013	9/18/2013	430,000	13,165,348
12/23/2013	8/25/2014	700,000	13,865,348
2/4/2014	8/25/2014	541,000	14,406,348

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Date of Board Approval	Date of Stockholder Approval	Number of Shares Added	Cumulative Number of Shares
2/11/2014	8/25/2014	1,335,000	15,741,348
4/24/2014	8/25/2014	362,000	16,103,348
7/24/2014	8/25/2014	2,160,000	18,263,348
1/24/2015	11/25/2015	4,577,771	22,841,119
6/9/2015	11/25/2015	2,014,964	24,856,083
7/2/2015	11/25/2015	3,360,000	28,216,083
8/3/2015	11/25/2015	3,300,374	31,516,457
3/31/2016	3/3/2017	1,000,000	32,516,457
7/28/2016	3/3/2017	3,060,000	35,576,457
2/24/2017	3/3/2017	1,871,269	37,447,726

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FORESCOUT TECHNOLOGIES, INC.
2017 EQUITY INCENTIVE PLAN
NOTICE OF STOCK OPTION GRANT AND STOCK OPTION GRANT AGREEMENT
Capitalized terms that are not defined in this Notice of Stock Option Grant and Stock Option Grant Agreement (the “Notice of Grant”), the Terms and Conditions of Stock Option Grant, or any of the exhibits to these documents (all together, the “Agreement”) have the meanings given to them in the ForeScout Technologies, Inc. 2017 Equity Incentive Plan (the “Plan”).
The Participant has been awarded an Option according to the terms below and subject to the terms and conditions of the Plan and this Agreement:

Participant

Grant Number

Grant Date

Vesting Start Date

Number of Shares Awarded

Exercise Price per Share

Total Exercise Price

Type of Option	_____Incentive Stock Option

_____Nonstatutory Stock Option

Expiration Date
VESTING SCHEDULE.
Unless the vesting is accelerated, this Option will be exercisable to the extent vested on the following schedule:
[Insert Vesting Schedule]
If the Participant ceases to be a Service Provider for any or no reason before he or she fully vests in this Option, the unvested portion of this Option will terminate according to the terms of Section 4 of this Agreement.
EXERCISE OF OPTION.
(a)    If the Participant dies or his or her status as a Service Provider is terminated due to his or her Disability, the vested portion of this Option will remain exercisable for 12 months after the Termination of Status Date. For any other termination of status as a Service Provider, the vested portion of this Option will remain exercisable for 3 months after the Termination of Status Date.
(b)    If there is a Transaction, Section 14 of the Plan may further limit this Option’s exercisability.

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(c)    This Option will not be exercisable after the Expiration Date, unless Section 4(g) of the Plan (which tolls expiration in very limited cases when there are legal restrictions on exercise) permits later exercise.
The Participant’s signature below indicates that:
(i)    He or she agrees that this Option is awarded under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.
(ii)    He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.
(iii)    He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisers prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisers before taking any action related to the Plan.
(iv)    He or she has read and agrees to each provision of Section 11 of this Agreement.
(v)    He or she will notify the Company of any change to the contact address below.
PARTICIPANT

Signature

Address:

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EXHIBIT A
TERMS AND CONDITIONS OF STOCK OPTION GRANT
1.    GRANT.
The Company awards the Participant an Option to purchase Shares of Common Stock as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing this Option, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing this Option.
If the Notice of Grant designates this Option as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an ISO under Code Section 422. Even if this Option is designated an ISO, to the extent it first become exercisable as to more than $100,000 in any calendar year, the portion in excess of $100,000 is not an ISO under Code Section 422(d) and that portion will be a Nonstatutory Stock Option (“NSO”). In addition, if the Participant exercises the Option after 3 months have passed since he or she ceased to be an employee of the Company or a Parent or Subsidiary of the Company, it will no longer be an ISO. If there is any other reason this Option (or a portion of it) will not qualify as an ISO, to the extent of such nonqualification, the Option will be an NSO. The Participant understands that he or she will have no recourse against the Administrator, any member of the Company Group, or any officer or director of a member of the Company Group if any portion of this Option is not an ISO.
2.    VESTING.
This Option will only be exercisable (also referred to as vested) under the Vesting Schedule in the Notice of Grant, Section 3 of this Agreement, or Section 14 of the Plan. Shares scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. The Administrator may modify the Vesting Schedule according to its authority under the Plan if the Participant takes a leave of absence or has a reduction in hours worked.
3.    ADMINISTRATOR DISCRETION.
The Administrator may accelerate the vesting of any portion of this Option, subject to the terms of the Plan. In that case, this Option will be vested as of the date and to the extent specified by the Administrator.
4.    FORFEITURE UPON TERMINATION OF STATUS AS A SERVICE PROVIDER.
Upon the Participant’s termination as a Service Provider for any reason, this Option will immediately stop vesting, and on the 30th day following the Termination of Status Date (or any earlier date on or following the Termination of Status Date determined by the Administrator), any portion of this Option that has not yet vested will be immediately forfeited for no consideration, subject to Applicable Laws. Notwithstanding the foregoing, unless the Administrator determines otherwise, if a Transaction occurs during the 30‑day period following the Termination of Status Date (the “30‑day Period”), any portion of this Option that has not yet vested that otherwise would remain outstanding during the 30‑day Period under this Section 4 instead will be forfeited for no consideration, subject to Applicable Laws, as of the date one day before the date on which the Transaction occurs. The date of the Participant’s termination as a Service Provider is detailed in Section 3(c) of the Plan.
5.    DEATH OF PARTICIPANT.

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Any distribution or delivery to be made to the Participant under this Agreement will, if he or she is then deceased, be made to the administrator or executor of his or her estate or, if the Administrator permits, his or her designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.
6.    EXERCISE OF OPTION.
(a)    Right to Exercise. This Option may be exercised only before its Expiration Date and only under the Plan and this Agreement.
(b)    Method of Exercise. To exercise this Option, the Participant must deliver and the Administrator must receive an exercise notice according to procedures determined by the Administrator. The exercise notice must:
(i)    state the number of Shares as to which this Option is being exercised (“Exercised Shares”),
(ii)    make any representations or agreements required by the Company,
(iii)    be accompanied by a payment of the total exercise price for all Exercised Shares, and
(iv)    be accompanied by a payment of all required Tax Obligations for all Exercised Shares.
The Option is exercised when both the exercise notice and payments due under Sections 6(b)(iii) and 6(b)(iv) have been received by the Company for all Exercised Shares. The Administrator may designate a particular exercise notice to be used, but until a designation is made, the exercise notice attached to this Agreement as Exhibit C may be used.
7.    METHOD OF PAYMENT.
The Participant may pay the exercise price for Exercised Shares by any of the following methods or a combination of methods:
(a)    cash;
(b)    check;
(c)    wire transfer;
(d)    consideration received by the Company under a formal cashless exercise program adopted by the Company; or
(e)    surrender of other Shares, as long as the Company determines that accepting such Shares does not result in any adverse accounting consequences to the Company. If Shares are surrendered, the value of those Shares will be the Fair Market Value for those Shares on the date they are surrendered.
A non-U.S. resident’s methods of exercise may be restricted by the terms and conditions of any appendix to this Agreement for the Participant’s country (the “Appendix”).

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8.    TAX OBLIGATIONS.
(a)    Tax Withholding.
(i)    No Shares will be issued to the Participant until he or she makes satisfactory arrangements (as determined by the Administrator) for the payment of Tax Obligations, including those that result from the award, vesting, or exercise of this Option, the subsequent sale of Shares acquired under this Option or the receipt of any dividends. If the Participant is a non-U.S. employee, the method of payment of Tax Obligations may be restricted by any Appendix. If the Participant fails to make satisfactory arrangements for the payment of any Tax Obligations under this Agreement at the time of an attempted Option exercise, the Company may refuse to honor the exercise and refuse to deliver the Shares.
(ii)    The Company has the right (but not the obligation) to satisfy any Tax Obligations by withholding from proceeds of a sale of Shares acquired upon the exercise of this Option arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent).
(iii)    The Company also has the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to the Participant, provided, however, that if the Participant is an Officer, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is not permitted under Applicable Laws or has materially adverse accounting consequences, in which case, the Tax Obligations may be satisfied by one or a combination of the methods described in Section 8(a)(iv) below.
(iv)    Notwithstanding subsection (iii) above, the Company may, and the Participant authorizes the Company and/or any member(s) of the Company Group for whom he or she is performing services (each, an “Employer”) to, withhold any Tax Obligations legally payable by the Participant from his or her wages or other cash compensation paid to the Participant by the Company and/or the Employer(s) or from proceeds of the sale of Shares.
(v)    Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Company and/or the Employer(s) or former Employer(s) may withhold or account for tax in more than one jurisdiction.
(vi)    Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax Obligations is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Option; and (2) do not commit to and are under no obligation to structure the terms of the award or any aspect of this Option to reduce or eliminate his or her liability for Tax Obligations or achieve any particular tax result.
(b)    Tax Reporting. This Section 8(b) applies if the Participant is a U.S. taxpayer. If this Option is partially or wholly an ISO, and if the Participant sells or otherwise disposes of any the Shares acquired by exercising the ISO portion on or before the later of (i) the date 2 years after the Grant Date, or (ii) the date 1 year after the date of exercise, he or she may be subject to withholding of Tax Obligations by the Company on the compensation income recognized by him or her and must immediately notify the Company in writing of the disposition.
9.    FORFEITURE OR CLAWBACK.

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This Option (including any proceeds, gains or other economic benefit received by the Participant from any subsequent sale of Shares resulting from the exercise) will be subject to any compensation recovery or clawback policy implemented by the Company before the date of this Agreement and any other compensation recovery or clawback policy adopted to comply with the requirements of Applicable Laws.
10.    RIGHTS AS STOCKHOLDER.
The Participant’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.
11.    ACKNOWLEDGEMENTS AND AGREEMENTS.
The Participant’s signature on the Notice of Grant accepting this Option indicates that:
(a)    HE OR SHE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THIS OPTION IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND THAT BEING HIRED, AWARDED THIS OPTION, AND EXERCISING THE OPTION WILL NOT RESULT IN VESTING.
(b)    HE OR SHE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AND AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND DO NOT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE HIS OR HER RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.
(c)    The Participant agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement.
(d)    The Participant understands that exercise of this Option is governed strictly by Sections 6, 7, and 8 of this Agreement and that failure to comply with those Sections could result in the expiration of this Option, even if an attempt was made to exercise.
(e)    The Participant agrees that the Company’s delivery of any documents related to the Plan or this Option (including the Plan, the Agreement, the Plan’s prospectus and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e‑mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents.

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(f)    The Participant may deliver any documents related to the Plan or this Option to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.
(g)    The Participant accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Grants under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations.
(h)    The Participant agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.
(i)    The Participant agrees that the award of this Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been awarded in the past.
(j)    The Participant agrees that any decisions regarding future Grants will be in the Company’s sole discretion.
(k)    The Participant agrees that he or she is voluntarily participating in the Plan.
(l)    The Participant agrees that this Option and any Shares acquired under the Plan are not intended to replace any pension rights or compensation.
(m)    The Participant agrees that this Option, any Shares acquired under this Option, and their income and value are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments. The Participant further agrees that, if the Participant provides services outside the U.S., this Option, any Shares acquired under this Option, and their income and value are not part of normal or expected compensation for any purpose.
(n)    The Participant agrees that, unless otherwise agreed with the Company, the Option, any Shares acquired under the Option, and their income and value are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Parent or Subsidiary of the Company.
(o)    The Participant agrees that the future value of the Shares underlying this Option is unknown, indeterminable, and cannot be predicted with certainty.
(p)    The Participant understands that if the underlying Shares do not increase in value, this Option will have no intrinsic monetary value.
(q)    The Participant understands that if this Option is exercised, the value of each Share received on exercise may increase or decrease in value, even below the Exercise Price per Share.
(r)    The Participant agrees that, for purposes of this Option, his or her engagement as a Service Provider is terminated as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator.

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(s)    The Participant agrees that any right to vest in this Option terminates as of the Termination of Status Date and will not be extended by any notice period (e.g., the period that he or she is a Service Provider would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws (including common law, if applicable) in the jurisdiction where he or she is a Service Provider or by his or her service agreement or employment agreement, if any, unless he or she is providing bona fide services during such time).
(t)    The Participant agrees that the period during which the Participant may exercise the vested portion of this Option after a termination of his or her status as a Service Provider (if any) will start as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator.
(u)    The Participant agrees that the Administrator has the exclusive discretion to determine when he or she is no longer actively providing services for purposes of this Option (including whether he or she is still considered to be providing services while on a leave of absence).
(v)    The Participant agrees that no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of this Option or of any amounts due to him or her from the exercise of this Option or the subsequent sale of any Shares acquired upon exercise.
(w)    The Participant has read and agrees to the Data Privacy Provisions of Section 12 of this Agreement.
(x)    The Participant agrees that he or she has no claim or entitlement to compensation or damages from any forfeiture of this Option resulting from the termination of his or her status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), and in consideration of the grant of this Option, he or she agrees not to institute any claim against the Company or any member of the Company Group.
12.    DATA PRIVACY.
(a)    The Participant voluntarily consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Grant materials (“Data”) by and among, as applicable, the Employer(s), the Company and any member of the Company Group for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan.
(b)    The Participant understands that the Company and the Employer(s) may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering, and managing the Plan.
(c)    The Participant understands that Data will be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and

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management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than his or her country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to such stock plan service provider or other third party with whom the Participant may elect to deposit any Shares acquired upon exercise of the Option.
(d)    The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that if he or she resides in certain jurisdictions outside the United States, to the extent required by Applicable Laws, he or she may, at any time, request access to Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting this Option, in any case without cost, by contacting his or her local human resources representative. Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a Service Provider with the Employer(s) will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her awards under the Plan or administer or maintain awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain this Option). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.
13.    INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS.
The Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the U.S. and the Participant’s country of residence, which may affect the Participant’s ability to directly or indirectly, for him or herself or for a third party, acquire or sell, or attempt to sell, Shares or rights to Shares (e.g., the Option) under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction, including the United States and the Participant’s country of residence) or the trade in Shares or the trade in rights to Shares under the Plan. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant further acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions and that the Participant should speak to a personal legal adviser on this matter.
14.    FOREIGN ASSET/ACCOUNT REPORTING REQUIREMENTS, EXCHANGE CONTROLS.
The Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to his or her country through a designated bank or broker and/or within a certain time

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after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. The Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that the Participant should consult personal legal and tax advisers, as applicable, to ensure compliance.
15.    MISCELLANEOUS
(a)    Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at ForeScout Technologies, Inc., 190 West Tasman Drive, San Jose, California, 94134 USA until the Company designates another address in writing.
(b)    Non-Transferability of Option. This Option may not be transferred other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Participant only by him or her or his or her representative following a Disability.
(c)    Binding Agreement. If this Option is transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.
(d)    Additional Conditions to Issuance of Stock. If the Company determines that the listing, registration, qualification, or rule compliance of the Common Stock on any securities exchange or under any state, federal, or foreign law or the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), the Company will try to meet the requirements of any such state, federal, or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange, but the Shares will not be issued until such conditions have been met in a manner acceptable to the Company.
(e)    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Option and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(f)    Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
(g)    Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.
(h)    Non-U.S. Appendix. This Option is subject to any special terms and conditions set forth in any Appendix. If the Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to him or her to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.
(i)    Choice of Law; Choice of Forum. The Plan, this Agreement, this Option, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant’s acceptance of this Option is his or her consent to the jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted

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in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.
(j)    Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with this Option, or to comply with other Applicable Laws. In no event will the Company reimburse the Participant for any taxes imposed or other costs incurred as a result of Code Section 409A.
(k)    Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(l)    Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her.

***

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EXHIBIT B
APPENDIX TO STOCK OPTION GRANT AGREEMENT
TERMS AND CONDITIONS
This Appendix to Stock Option Grant Agreement (the “Appendix”) includes additional terms and conditions that govern this Option awarded to the Participant under the Plan if he or she resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the Options is granted, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant.
NOTIFICATION
This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of November 2016. Such Applicable Laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant vests in or exercises the Option or sells Shares acquired under the Plan.
In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant should seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers residence and/or employment after this Option is awarded, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to him or her in the same manner.

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AUSTRALIA
Terms and Conditions
Compliance with Law. Notwithstanding anything in the Terms and Conditions of Stock Option Grant or the Plan to the contrary, the Participant will not be entitled to, and shall not claim, any benefit under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
Notifications
Tax Notification. The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Securities Law Notification. If the Participant acquires Shares under the Plan and subsequently offers such Shares for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice as to his or her disclosure obligations prior to making any such offer.
[Australia Offer Document. The Option is intended to comply with the provisions of the Corporations Act 2001, Australian Securities & Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of Options to Australian resident employees, which is being provided to the Participant with this Agreement.]
[Options should not be offered in Australia without a securities law exemption. For options, two exemptions may be available, provided certain requirements are met.
If Options are offered in reliance on the 20-in-12 provision, then only the “Securities Law Information” clause should be used and the second clause should be deleted. If Options are granted in reliance on Class Order 14/1000, the “Australia Offer Document” provision should be used, and the first clause should be deleted. Note that the Shares must be publicly traded for at least three months before ForeScout can rely on the Class Order 14/1000 exemption.]
AUSTRIA
There are no country-specific provisions.
CANADA
Terms and Conditions
Method of Exercise. Notwithstanding Section 4(c) of the Plan or Section 6(b) of the Terms and Conditions of Stock Option Grant, the Participant is not permitted to pay the Exercise Price with previously-owned Shares or with Shares to be issued upon exercise of the Option.
Termination of Status. The following provision replaces Section 3(c)(i) of the Plan and Section 11(r) of the Terms and Conditions of Stock Option Grant:

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For purposes of the Option and unless otherwise provided in the Agreement, the Participant’s status as a Service Provider will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of the employment laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s service agreement, if any) as of the earlier of: (a) the date that the Participant’s status as a Service Provider with the Company and its Parents and Subsidiaries is terminated, (b) the date the Participant receives written notice of termination of his or her status as a Service Provider, or (c) the date that the Participant is no longer actively employed by or providing services to the Company or any Parent or Subsidiary, (the “Termination of Status Date”); regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s service agreement, if any.
The following terms and conditions apply if the Participant resides in Quebec:
Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue. Les parties reconnaissent avoir expressément souhaité que la convention « Agreement » ainsi que tous les documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. The following provision supplements Section 12 of the Terms and Conditions of Stock Option Grant:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Parent or Subsidiary, the Administrator, as well as a third party stock plan service provider, to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee or service file.
Notifications
Securities Law Information. The sale or other disposal of Shares acquired under the Plan may not take place within Canada. The Participant should consult with a personal legal advisor before selling Shares.
FRANCE
Terms and Conditions
Tax Considerations. The Option granted under the Agreement is not intended to be a French tax-qualified stock option.
Language Consent. In accepting this Option, the Participant confirms having read and understood the documents relating to this Option (the Plan and the Agreement including this Appendix), which were provided in English. Participant accepts the terms of these documents accordingly.
Consentement de la Langue. En acceptant cette Option, le Participant confirme avoir lu et compris les documents relatifs à cette Option (le Plan et le Contrat incluant cette Annexe), qui lui ont été remis en langue anglaise. Le

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Participant accepte les termes de ces documents en conséquence.
GERMANY
There are no country-specific provisions.
HONG KONG
Terms and Conditions
Securities Law Notification. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in any doubt about this document, the Participant should obtain independent professional advice. The Option and any Shares issued at exercise of the Option do not constitute a public offering of securities under Hong Kong law and are available only to Service Providers of the Company or of a Parent or Subsidiary. The Agreement, including this Appendix, the Plan and any other incidental communication materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible Service Provider and may not be distributed to any other person.
Restrictions on Transfer of Shares. The following provision supplements Section 2 of the Terms and Conditions of Stock Option Grant:
To the extent the Option vests within six months of the Grant Date, the Participant may not dispose of the Shares acquired pursuant to the exercise of the Option, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Grant Date. Any Shares acquired pursuant to the exercise of the Stock Option are accepted as a personal investment.
Notifications
Nature of Scheme. The Plan is not intended to be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
ISRAEL
Terms and Conditions
Section 102 Capital Gains Track. The Option is intended to be granted pursuant to the Capital Gains Track provisions of Section 102 of the Israeli Tax Ordinance (the “Ordinance”), including the provisions of the Income Tax (Tax Abatement on the Grant of Shares to Employee’s) Regulations 2003 (the “102 Capital Gains Track”), and any tax ruling or agreement obtained by the Company or the Service Provider pursuant to which income resulting from the sale of Shares derived from the exercise of the Option shall be taxed as capital gain. The Company does not undertake to maintain the qualified status of the Option and the Participant acknowledges that he or she will not be entitled to damages of any kind if the Option becomes disqualified and no longer qualifies under the 102 Capital Gains Track.
Further, to the extent requested by the Company or the Employer, the Participant agrees to execute any letter or other agreement in connection with the grant of the Option or any future options intended to be 102 Capital

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Gains Track awards. If the Participant fails to comply with such request, the Option may not qualify under the 102 Capital Gains Track.
Trust Arrangement. The Participant acknowledges and agrees that any Shares issued upon exercise of the Option may be subject to a supervisory trust arrangement with the Company’s designated trustee in Israel, ESOP Trust Company (the “Trustee”) in accordance with the terms of a trust agreement between the Company and the Trustee. The Participant further agrees that such Shares will be subject to the holding period set forth in Section 102(b)(2) of the Ordinance, which shall be 24 months from the Grant Date or such later period indicated by the Company or the Trustee. The Company may, in its sole discretion, replace the Trustee from time to time and instruct the transfer of the Option and Shares held and/or administered by such Trustee at such time to its successor and the provisions of this Agreement shall apply to the new Trustee mutatis mutandis.
Restriction on Sale. The Participant acknowledges that any Shares underlying the Option may not be sold prior to the “end of the period” (as defined in Section 102 of the Ordinance) required to qualify for tax treatment under the 102 Capital Gains Track. Accordingly, the Participant shall not dispose of (or request the Trustee to dispose of) any such Shares prior to the “end of the period,” other than as permitted by applicable law. For purposes of this Appendix provision for Israel, “dispose” shall mean any sale, transfer or other disposal of the Shares by the Participant (including by means of an instruction by the Participant to such stock plan service provider as may be selected by the Company in the future) or the Trustee, including a release of such Shares from the Trustee to the Participant.
Participants transferring into Israeli after the Grant Date may be required to sell their Shares immediately upon exercise of the Option in order to comply with local tax withholding requirements.
Notifications
Securities Law Notification. An exemption from the requirement to file a prospectus with respect to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available free of charge upon request from my local human resources department.
[As discussed, the above clause should be used only after ForeScout has obtained a Section 15D exemption. We should discuss the timing to make sure an exemption is obtained before the initial offering under the 2017 plan. Also, note that the Section 15D exemption is not available for consultants. If awards will be granted to consultants, we will need to consider what exemption may apply.]
JAPAN
There are no country-specific provisions.
KOREA
Notifications
Exchange Control Notification. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares in a single transaction to repatriate the proceeds from such sale to Korea within the three years of the sale.

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MALAYSIA1
Terms and Conditions
Data Privacy. The following provision replaces Section 12 of the Terms and Conditions of Stock Option Grant:
The Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data described herein and any other Plan grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary or any third parties authorized by the same in assisting in the implementation, administration and management of the Participant’s participation in the Plan.
The Participant may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, the fact and conditions of the Participant’s participation in the Plan, details of all equity awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant also authorizes any transfer of Data, as may be required, to such stock plan service provider as may be designated by the Company, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon settlement of the Option are deposited (the “Designated Broker”). The Participant acknowledges that these recipients may be located in his or her country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to his or her country, which may not give the same level of protection to Data.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing his or her participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to such stock plan service provider or other third part with whom the Participant may elect to deposit any Shares acquired upon exercise of the Option.

[1] Options should not be offered in Malaysia without a securities law exemption.

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The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing [insert at least a title, phone number, email, and, if available, fax number].  Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant equity awards to the Participant or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.
[Translation to be updated] Privasi Data. Peruntukan ini menggantikan Seksyen 12 [of the Terms and Conditions of Stock Option Grant]:
Peserta dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang dinyatakan di sini dan apa-apa bahan geran Pelan oleh dan antara Majikan dan Syarikat serta Ibu Syarikatnya, dan Anak-Anak Syarikatnya ataupun mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.
Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham Biasa atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan, butir-butir semua Opsyen atau apa-apa hak lain untuk saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedahnya (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan.
Peserta juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada [ ] atau pembekal perkhidmatan pelan saham sebagaimana yang ditetapkan oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa yang didepositkan dengan syer-syer yang diperolehi melalui penyelesaian Opsyen (“Broker yang Ditetapkan”). Peserta mengakui bahawa penerima-penerima ini mungkin berada di negaranya atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat, Broker yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta faham bahawa Peserta boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan

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pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi [insert at least a title, phone number, email, and, if available, fax number]. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dengan Majikan tidak akan terjejas; terdapat hanya satu akibat jika Peserta tidak bersetuju atau menarik balik persetujuannya iaitu bahawa Syarikat tidak akan dapat memberikan Opsyen pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatannya.
Notifications
Director Notification Obligation. If the Participant is director of a Subsidiary in Malaysia, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary in writing when the Participant receives or disposes of an interest (e.g., the Option or Shares) in the Company or any related company. Such notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
Labor Law Policy and Acknowledgement. The following provision supplements Section 11 of the Terms and Conditions of Stock Option Grant:
By accepting the Option, the Participant understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s status as a Service Provider.
The Option grant the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with offices at 190 West Tasman Drive, San Jose, California 95134, USA, is solely responsible for the administration of the Plan, and participation in the Plan and the grant of the Option does not, in any way, establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly-commercial basis. Based on the foregoing, the Participant expressly acknowledges that the Plan and the benefits that the Participant may derive from participation in the Plan do not establish any rights between the Participant and the Company and do not form part of any service contract between the Participant and the Company or any Parent or Subsidiary. Further, the Participant agrees that any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment or service contract, if applicable.
Plan Document Acknowledgment. By accepting the Option, the Participant acknowledges that the he or she has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety, and fully understands and accepts all provisions of the Plan and the Agreement.

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In addition, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions contained in Section 11 (Acknowledgements and Agreements) of the Terms and Conditions of Stock Option Grant, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly-discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company, the Employer and any Parent or Subsidiary are not responsible for any decrease in the value of the Shares acquired upon exercise of the Option.
Finally, the Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company (or any Parent or Subsidiary) for any compensation or damages as a result of Participant’s participation in the Plan and therefore grants a full and broad release to the Company and any Parent or Subsidiary with respect to any claim that may arise under the Plan.
Spanish Translation
[Translation to be updated] Política Laboral y Reconocimiento. Las siguientes consideraciones complementan la sección 11 del [Terms and Conditions of Stock Option Grant]:
Al aceptar la Opción, el Participante está de acuerdo y reconoce que cualquier modificación del Plan o del Acuerdo de Otorgamiento de Acciones o su terminación, no constituirá un cambio o disminución de los términos y condiciones del estatus del Participante como Proveedor o Prestador de Servicios.
El otorgamiento de la Opción que la Compañía realiza bajo este Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el Plan en cualquier momento sin responsabilidad alguna.
La Compañía, con oficinas en 190 West Tasman Drive, San Jose, California 95134, E.E.U.U., es la única responsable de la administración del Plan y de la participación en el mismo, y el otorgamiento de la Opción no establece de forma alguna, una relación de trabajo entre el Participante y la Compañía, toda vez que su participación en el Plan es completamente comercial. De acuerdo a lo anterior, el Participante expresamente reconoce que el Plan y los beneficios derivados de su participación en el mismo no constituyen ni generan derecho alguno entre el Participante y la Compañía, ni tampoco formarán parte de ningún contrato de servicios entre el Participante y la Compañía o cualquier matriz o Subsidiaria. Asimismo, el Participante acuerda que cualquier modificación al Plan o a su terminación no generarán un cambio o impedimento en los términos y condiciones derivados de su contrato de servicios.
Reconocimiento del Documento del Plan. Al aceptar las Unidades de Acciones Restringidas, usted reconoce que ha recibido copias del Plan, que ha revisado las mismas al igual que la totalidad del Acuerdo de Otorgamiento de Acciones y que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo de Otorgamiento de Acciones.
Adicionalmente, el Participante reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la sección 11 ([Acknowledgements and Agreements]) del [Terms and Conditions of Stock Option Grant], en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, cualquier matriz y/o cualquier Subsidiaria no son responsables por cualquier disminución en el valor de las Acciones adquiridas a través del ejercicio de la Opción.

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Finalmente, el Participante declara que no se reserva acción o derecho alguno para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y, en consecuencia otorga el más amplio finiquito en favor de la Compañía, cualquier matriz y/o Subsidiaria con respecto a cualquier demanda que pudiera originarse en virtud de los Plan.
NETHERLANDS
There are no country-specific provisions.
SINGAPORE
Terms and Conditions
Restrictions on Sale of Shares. The following provision supplements Section 2 of the Terms and Conditions of Stock Option Grant:
To the extent the Option vests within six months of the Grant Date, the Participant may not dispose of the Shares acquired pursuant to the exercise of the Option, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).
Notifications
Securities Law Notification. The Option is being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, is exempt from the prospectus and registration requirements under the SFA and is not made with a view to the Option or the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore..
Chief Executive Officer and Director Notification Obligation. If the Participant is the Chief Executive Officer (“CEO”) or a director, associate director, or shadow director of a Singapore Subsidiary of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Subsidiary in writing when the Participant receives an interest (e.g., the Option or Shares) in the Company or any related company. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Participant’s interests in the Company or any related company within two business days of becoming the CEO or a director.
SPAIN
Terms and Conditions
Nature of Grant. This provision supplements Section 11 of the Terms and Conditions of Stock Option:
By accepting the Option, the Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.

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The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant options under the Plan to individuals who may be Service Providers of the Company or of a Parent or Subsidiary throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Parent or Subsidiary other than as expressly set forth in the Agreement. Consequently, the Participant understands that the Option is granted on the assumption and condition that the Option and any Shares issued upon exercise of the Option are not a part of any employment or service contract (either with the Company or with any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.
Further, the Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Plan or the Agreement, the Option will be cancelled without entitlement to any Shares underlying the Option if the Participant’s status as a Service Provider is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when the Participant’s status as a Service Provider has terminated for purposes of the Option.
In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the Option shall be null and void.
Notifications
Securities Law Information. The Option described in the Agreement does not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Option. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
UNITED KINGDOM
Terms and Conditions
Joint Election for Transfer of Liability for Employer National Insurance Contributions. If the Participant is a tax resident in the United Kingdom, the Option is conditional upon the Participant’s agreement to accept liability for any secondary Class 1 national insurance contributions which may be payable by the Employer in connection with any event giving rise to tax liability in relation to the Option (“Employer NICs”). The Employer NICs may be collected by the Company or the Employer using any of the methods described in Section 8 of the Terms and Conditions of Stock Option Grant. Without prejudice to the foregoing, the Participant agrees to enter into a joint election with the Company or the Employer (a “Joint Election”), the form of such Joint Election being formally approved by Her Majesty’s Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs to the Participant. The Participant further agrees to enter into such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Participant’s Joint Election. If the Participant does not enter into the Joint Election prior to exercising the Option, or if approval of the Joint Election is withdrawn by HMRC and a new

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Joint Election is not entered into, the Participant’s Option shall become null and void without any liability to the Company or its Subsidiaries. The Participant must enter into the Joint Election attached to this Appendix, concurrent with the execution or electronic acceptance of the Agreement, or at such subsequent time as may be designated by the Company.
Tax Withholding. The following provision supplements Section 8 of the Terms and Conditions of Stock Option Grant:
If payment or withholding of any income tax liability arising in connection with the Participant’s participation in the Plan is not made within 90 days after the end of the U.K. tax year in which the relevant taxable or tax withholding event occurs, or such other period specified in Section 222(1)(c) of the ITEPA 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at then-current Official Rate of HMRC, that it will be immediately due and repayable by the Participant, and that the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 8 of the Terms and Conditions of Stock Option Grant.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant will not be eligible for such a loan to cover the income tax due as described above. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected tax may constitute a benefit to the Participant on which additional income tax and NICs may be payable. The Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover from the Participant by any of the means referred to in Section 8 of the Terms and Conditions of Stock Option Grant.

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Important Note on the Election to Transfer Employer NICs
If you are liable for National Insurance contributions (“NICs”) in the UK in connection with your participation in the ForeScout Technologies, Inc. 2017 Equity Incentive Plan, as amended, you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.
By entering into the Election:

•	you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;

•
you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient Shares acquired pursuant to your awards; and

•
you acknowledge that even if you have where indicated your acceptance of this Election electronically, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

Please read the Election carefully.
Please print and keep a copy of the Election for your records.

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Joint Election for Transfer of Liability for
Employer National Insurance Contributions to Participant
Election to Transfer the Employer’s National Insurance Liability to the Participant
This Election is between:

A.
The individual who has obtained authorised access to this Election (the “Participant”), who is employed by a UK company listed in the attached Schedule (the “Employer”) and who is eligible to receive Stock Options (“Awards”) pursuant to the ForeScout Technologies, Inc. 2017 Equity Incentive Plan, as amended (the “Plan”), and

B.    ForeScout Technologies, Inc., with its registered office at 190 West Tasman Drive, San Jose, California, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.

1.	Introduction

1.1	This Election relates to all Awards granted to the Participant under the Plan up to the termination date of the Plan.

1.2	In this Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means, in relation to the Awards:

(i)	the acquisition of securities pursuant to the Awards (within section 477(3)(a) of ITEPA 2003);

(ii)	the assignment (if applicable) or release of the Awards in return for consideration (within section 477(3)(b) of ITEPA 2003);

(iii)	the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA 2003);

(iv)	post-acquisition charges relating to the Awards and/or shares acquired pursuant to the Awards (within section 427 of ITEPA 2003); and/or

(v)	post-acquisition charges relating to the Awards and/or shares acquired pursuant to the Awards (within section 439 of ITEPA 2003).

(b)	“ITEPA 2003” means the Income Tax (Earnings and Pensions) Act 2003.

(c)	“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3
This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

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1.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA 2003 (employment income: securities with artificially depressed market value).

2.    The Election
The Participant and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Participant. The Participant understands that, by electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.
3.    Payment of the Employer’s Liability

3.1	The Participant hereby authorizes the Company and/or the Employer to collect the Employer’s Liability from the Participant at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Participant at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Participant by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Participant, for the sale of some of the securities which the Participant is entitled to receive in respect of the Awards; and/or

(iv)	by any other means specified in the applicable award agreement.

3.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities related to the Awards to the Participant until full payment of the Employer’s Liability is received.

3.3
The Company agrees to procure the remittance by the Employer of the Employer’s Liability to Her Majesty’s Revenue & Customs on behalf of the Participant within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

4.	Duration of Election

4.1
The Participant and the Company agree to be bound by the terms of this Election regardless of whether the Participant is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2
Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election

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will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA 2003 applies.

4.3	This Election will continue in effect until the earliest of the following:

(i)	the Participant and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Participant terminating its effect;

(iii)	on the date Her Majesty’s Revenue & Customs withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

4.4	This Election will continue in force regardless of whether the Participant ceases to be an employee of the Employer.

Acceptance by the Employee
The Participant acknowledges that, by completing the electronic acceptance requirements, the Participant agrees to be bound by the terms of this Election.

Acceptance by the Company
The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.
Signature for and on behalf of the Company

Position	Director & SVP, General Counsel, Corporate
Secretary & Corporate Compliance Officer

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Schedule of Employer Companies
The employing company to which this Election relates is:

Name	ForeScout Technologies UK Limited
Registered Office:	5 New Street Square, London, EC4A 3TW
Company Registration Number:	5814460
Corporation Tax Reference:	680 33966 29208
PAYE Reference:	951/VZ91938

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EXHIBIT C
FORESCOUT TECHNOLOGIES, INC.
2017 EQUITY INCENTIVE PLAN
EXERCISE NOTICE
ForeScout Technologies, Inc.
190 West Tasman Drive
San Jose, CA 95134, U.S.A.
Attention: Stock Administration

Purchaser Name:
Grant Date of Stock Option (the “Option”):
Exercise Date:
Number of Shares Exercised:
Per Share Exercise Price:
Total Exercise Price:
Exercise Price Payment Method:
Tax Obligations Payment Method:
The information in the table above is incorporated in this Exercise Notice.
1.Exercise of Option. Effective as the Exercise Date, I elect to purchase the Number of Shares Exercised (“Exercised Shares”) under the Stock Option Grant Agreement for the Option (the “Agreement”) for the Total Exercise Price. Capitalized terms used but not defined in this Exercise Notice have the meanings given to them in the 2017 Equity Incentive Plan (the “Plan”) and/or the Agreement.
2.    Delivery of Payment. With this Exercise Notice, I am delivering the Total Exercise Price and any required Tax Obligations to be paid in connection with purchase of the Exercised Shares. I am paying my total purchase price by the Exercise Price Payment Method and the Tax Obligations by the Tax Obligations Payment Method.
3.    Representations of Purchaser. I acknowledge that:
(a)    I have received, read, and understood the Plan and the Agreement and agree to be bound by their terms and conditions.

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(b)    The exercise will not be completed until this Exercise Notice, Total Exercise Price, and all Tax-Related Payments are received by the Company.
(c)    I have no rights as a stockholder of the Company (including the right to vote and receive dividends and distributions) on the Exercised Shares until the Exercised Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.
(d)    No adjustment will be made for a dividend or other right for which the record date is before the date of issuance, except for adjustments under Section 13 of the Plan.
(e)    There may be adverse tax consequences to exercising the Option, and I am not relying on the Company for tax advice and have had an opportunity to obtain the advice of personal tax, legal, and financial advisers prior to exercising.
(f)    The modification and choice of law provisions of the Agreement also govern this Exercise Notice.
4.    Entire Agreement; Governing Law. The Plan and the Agreement are incorporated by reference. This Exercise Notice, the Plan, and the Agreement are the entire agreement of the parties with respect to the Options and this exercise and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to their subject matter.
Submitted by:
PURCHASER

Signature

Address:

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FORESCOUT TECHNOLOGIES, INC.
2017 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT GRANT AND
RESTRICTED STOCK UNIT GRANT AGREEMENT
Capitalized terms that are not defined in this Notice of Restricted Stock Unit Grant and Restricted Stock Unit Grant Agreement (the “Notice of Grant”), the Terms and Conditions of Restricted Stock Unit Grant, or any of the exhibits to these documents (all together, the “Agreement”) have the meanings given to them in the ForeScout Technologies, Inc. 2017 Equity Incentive Plan (the “Plan”).
The Participant has been awarded this Restricted Stock Unit (“RSU”) Grant according to the terms below and subject to the terms and conditions of the Plan and this Agreement, as follows:

Participant

Grant Number

Grant Date

Vesting Start Date

Number of RSU Awarded
VESTING SCHEDULE.
Unless the vesting is accelerated, these RSUs will vest on the following schedule:
[Insert Vesting Schedule]
If the Participant ceases to be a Service Provider for any or no reason before he or she fully vests in these RSUs, the unvested RSUs will terminate according to the terms of Section 5 of this Agreement.
The Participant’s signature below indicates that:
(i)    He or she agrees that this Restricted Stock Unit Grant is awarded under and governed by the terms and conditions of the Plan and this Agreement, including their exhibits and appendices.
(ii)    He or she understands that the Company is not providing any tax, legal, or financial advice and is not making any recommendations regarding his or her participation in the Plan or his or her acquisition or sale of Shares.
(iii)    He or she has reviewed the Plan and this Agreement, has had an opportunity to obtain the advice of personal tax, legal, and financial advisers prior to signing this Agreement, and fully understands all provisions of the Plan and Agreement. He or she will consult with his or her own personal tax, legal, and financial advisers before taking any action related to the Plan.
(iv)    He or she has read and agrees to each provision of Section 10 of this Agreement.

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(v)    He or she will notify the Company of any change to the contact address below.
PARTICIPANT

Signature

Address:

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EXHIBIT A
TERMS AND CONDITIONS OF RESTRICTED STOCK UNIT GRANT
1.GRANT.
The Company awards the Participant a Grant of RSUs as described in the Notice of Grant. If there is a conflict between the Plan, this Agreement, or any other agreement with the Participant governing these RSUs, those documents will take precedence and prevail in the following order: (a) the Plan, (b) the Agreement, and (c) any other agreement between the Company and the Participant governing these RSUs.
2.    COMPANY’S OBLIGATION TO PAY.
Each RSU is a right to receive a Share on the date it vests. Until an RSU vests, the Participant has no right to payment of the Share. Before a vested RSU is paid, the RSU is an unsecured obligation of the Company, payable (if at all) only from the Company’s general assets. A vested RSU will be paid to the Participant (or in the event of his or her death, to his or her estate) in whole Shares as soon as practicable after vesting (but no later than 60 days following the vesting date), subject to him or her satisfying any obligations for Tax Obligations and any delay in payment required under Section 7 of this Agreement. The Participant cannot specify (directly or indirectly) the taxable year of the payment of any vested RSU under this Agreement.
3.    VESTING.
These RSUs will vest only under the Vesting Schedule in the Notice of Grant, Section 4 of this Agreement, or Section 14 of the Plan. RSUs scheduled to vest on a certain date or upon the occurrence of a certain condition will not vest unless the Participant continues to be a Service Provider until the time such vesting is scheduled to occur. The Administrator may modify the Vesting Schedule according to its authority under the Plan if the Participant takes a leave of absence or has a reduction in hours worked.
4.    ADMINISTRATOR DISCRETION.
The Administrator has the discretion to accelerate the vesting of any RSUs at any time, subject to the terms of the Plan. In that case, those RSUs will be vested as of the date and to the extent specified by the Administrator.
5.    FORFEITURE UPON TERMINATION OF STATUS AS A SERVICE PROVIDER.
Upon the Participant’s termination as a Service Provider for any reason, these RSUs will immediately stop vesting, and on the 30th day following the Termination of Status Date (or any earlier date on or following the Termination of Status Date determined by the Administrator), any of these RSUs that have not yet vested will be forfeited by the Participant for no consideration, subject to Applicable Laws. Notwithstanding the foregoing, unless the Administrator determines otherwise, if a Transaction occurs during the 30‑day period following the Termination of Status Date (the “30‑day Period”), any RSUs that have not yet vested that otherwise would remain outstanding during the 30‑day Period under this Section 5 instead will be forfeited for no consideration, subject to Applicable Laws, as of the date one day before the date on which the Transaction occurs. The date of the Participant’s termination as a Service Provider is detailed in Section 3(c) of the Plan.

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6.    DEATH OF PARTICIPANT.
Any distribution or delivery to be made to the Participant under this Agreement will, if he or she is then deceased, be made to the administrator or executor of his or her estate or, if the Administrator permits, his or her designated beneficiary. Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations that apply to the transfer.
7.    TAX OBLIGATIONS.
(a)    Tax Withholding.
(i)    No Shares will be issued to the Participant until he or she makes satisfactory arrangements (as determined by the Administrator) for the payment of Tax Obligations, including those that result from the award, vesting, or payment of these RSUs, the subsequent sale of Shares acquired pursuant to such payment, or the receipt of any dividends. If the Participant is a non-U.S. employee, the method of payment of Tax Obligations may be restricted by any Appendix. If the Participant fails to make satisfactory arrangements for the payment of any Tax Obligations under this Agreement when any of these RSUs otherwise are supposed to vest or Tax Obligations related to RSUs otherwise are due, he or she will permanently forfeit the applicable RSUs and any right to receive Shares under such RSUs, and such RSUs will be returned to the Company at no cost to the Company.
(ii)    The Company has the right (but not the obligation) to satisfy any Tax Obligations by withholding from proceeds of a sale of Shares acquired upon payment of these RSUs arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent).
(iii)    The Company also has the right (but not the obligation) to satisfy any Tax Obligations by reducing the number of Shares otherwise deliverable to the Participant, provided, however, that if the Participant is an Officer, then the Company will withhold in Shares upon the relevant taxable or tax withholding event, as applicable, unless the use of such withholding method is not permitted under Applicable Laws or has materially adverse accounting consequences, in which case, the Tax Obligations may be satisfied by one of the methods described in Section 7(a)(iv) below.
(iv)    Notwithstanding subsection (iii) above, the Company may, and the Participant authorizes the Company and/or any member(s) of the Company Group for whom he or she is performing services (each, an “Employer”) to, withhold any Tax Obligations legally payable by the Participant from his or her wages or other cash compensation paid to the Participant by the Company and/or the Employer(s) or from proceeds of the sale of Shares.
(v)    Further, if the Participant is subject to taxation in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Employer(s) or former Employer(s) may withhold or account for tax in more than one jurisdiction.
(vi)    Regardless of any action of the Company or the Employer(s), the Participant acknowledges that the ultimate liability for all Tax Obligations is and remains his or her responsibility and may exceed the amount actually withheld by the Company or the Employer(s). The Participant further acknowledges that the Company and the Employer(s) (1) make no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of these RSUs and (2) do not commit to and are under no obligation to structure

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the terms of the grant or any aspect of these RSUs to reduce or eliminate his or her liability for Tax Obligations or achieve any particular tax result.
(b)    Code Section 409A. This Section 7(b) does not apply if the Participant is not a U.S. taxpayer.
(i)    If the vesting of any RSUs is accelerated in connection with a termination of the Participant’s status as a Service Provider that is a “separation from service” within the meaning of Code Section 409A and (x) the Participant is a “specified employee” within the meaning of Code Section 409A at that time and (y) the payment of such accelerated RSUs would result in the imposition of additional tax under Code Section 409A if paid to the Participant within the 6-month period following such termination, then the accelerated RSUs will not be paid until the first day after the 6-month period ends.
(ii)    If the Participant’s status as a Service Provider terminates due to death or the Participant dies after he or she stops being a Service Provider, and but for this Section 7(b)(ii), Section 7(b)(i) of this Agreement would apply to any such accelerated RSUs, then the delay under Section 7(b)(i) of this Agreement will not apply, and such RSUs will be paid in Shares to the Participant’s estate as soon as practicable.
(iii)    All payments and benefits under this Agreement are intended to be exempt from Code Section 409A or comply with any requirements necessary to avoid the imposition of additional tax under Code Section 409A(a)(1)(B) so that none of these RSUs or Shares issuable upon the vesting of RSUs will be subject to the additional tax imposed under Code Section 409A, and any ambiguities or ambiguous terms will be interpreted according to that intent.
(iv)    Each payment under this Agreement is a separate payment under Treasury Regulations Section 1.409A-2(b)(2).
(v)    In no event will the Company reimburse the Participant for any taxes imposed or other costs incurred as a result of Code Section 409A.
8.    FORFEITURE OR CLAWBACK.
These RSUs (including any proceeds, gains or other economic benefit received by the Participant from any subsequent sale of Shares issued upon payment of the RSUs) will be subject to any compensation recovery or clawback policy implemented by the Company before the date of this Agreement and any other compensation recovery or clawback policy adopted to comply with the requirements of Applicable Laws.
9.    RIGHTS AS STOCKHOLDER.
The Participant’s rights as a stockholder of the Company (including the right to vote and to receive dividends and distributions) will not begin until Shares have been issued and recorded on the records of the Company or its transfer agents or registrars.
10.    ACKNOWLEDGEMENTS AND AGREEMENTS.
The Participant’s signature on the Notice of Grant accepting these RSUs indicates that:

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(a)    HE OR SHE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THESE RSUS IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AND THAT BEING HIRED OR BEING AWARDED THESE RSUS WILL NOT RESULT IN VESTING.
(b)    HE OR SHE FURTHER ACKNOWLEDGES AND AGREES THAT THESE RSUS AND THIS AGREEMENT DO NOT CREATE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL AND DO NOT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE RIGHT OF THE EMPLOYER(S) TO TERMINATE HIS OR HER RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE, SUBJECT TO APPLICABLE LAWS.
(c)    The Participant agrees that this Agreement and its incorporated documents reflect all agreements on its subject matters and that he or she is not accepting this Agreement based on any promises, representations, or inducements other than those reflected in the Agreement.
(d)    The Participant agrees that the Company’s delivery of any documents related to the Plan or these RSUs (including the Plan, the Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders) to him or her may be made by electronic delivery, which may include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail, or any other means of electronic delivery specified by the Company. If the attempted electronic delivery of such documents fails, the Participant will be provided with a paper copy of the documents. The Participant acknowledges that he or she may receive from the Company a paper copy of any documents that were delivered electronically at no cost to him or her by contacting the Company by telephone or in writing. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e‑mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents.
(e)    The Participant may deliver any documents related to the Plan or these RSUs to the Company by e-mail or any other means of electronic delivery approved by the Administrator, but he or she must provide the Company or any designated third party administrator with a paper copy of any documents if his or her attempted electronic delivery of such documents fails.
(f)    The Participant accepts that all good faith decisions or interpretations of the Administrator regarding the Plan and Grants under the Plan are binding, conclusive, and final. No member of the Administrator will be personally liable for any such decisions or interpretations.
(g)    The Participant agrees that the Plan is established voluntarily by the Company, is discretionary in nature, and may be amended, suspended, or terminated by the Company at any time, to the extent permitted by the Plan.
(h)    The Participant agrees that the award of these RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units or benefits in lieu of restricted stock units, even if restricted stock units have been awarded in the past.
(i)    The Participant agrees that any decisions regarding future Grants will be in the Company’s sole discretion.
(j)    The Participant agrees that he or she is voluntarily participating in the Plan.

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(k)    The Participant agrees that these RSUs and any Shares acquired under these RSUs are not intended to replace any pension rights or compensation.
(l)    The Participant agrees that these RSUs, any Shares acquired under these RSUs, and their income and value are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits, or similar payments. The Participant further agrees that, if the Participant provides services outside the United States, these RSUs, any Shares acquired under these RSUs, and their income and value, are not part of normal or expected compensation for any purpose.
(m)    The Participant agrees that, unless otherwise agreed with the Company, the RSUs, any Shares acquired under the RSUs, and their income and value are not granted as consideration for, or in connection with, the service the Participant may provide as a director of a Parent or Subsidiary of the Company.
(n)    The Participant agrees that the future value of the Shares underlying these RSUs is unknown, indeterminable, and cannot be predicted with certainty.
(o)    The Participant agrees that, for purposes of these RSUs, his or her engagement as a Service Provider is terminated as of the Termination of Status Date (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), unless otherwise expressly provided in this Agreement or determined by the Administrator.
(p)    The Participant agrees that any right to vest in these RSUs terminates as of the Termination of Status Date and will not be extended by any notice period (e.g., the period that he or she is a Service Provider would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws (including common law, if applicable) in the jurisdiction where he or she is a Service Provider or by his or her service agreement or employment agreement, if any, unless he or she is providing bona fide services during such time).
(q)    The Participant agrees that the Administrator has the exclusive discretion to determine when he or she is no longer actively providing services for purposes of these RSUs (including whether he or she is still considered to be providing services while on a leave of absence).
(r)    The Participant agrees that no member of the Company Group is liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of these RSUs or of any amounts due to him or her from the payment of these RSUs or the subsequent sale of any Shares acquired upon such payment.
(s)    The Participant has read and agrees to the Data Privacy Provisions of Section 11 of this Agreement.
(t)    The Participant agrees that he or she has no claim or entitlement to compensation or damages from any forfeiture of these RSUs resulting from the termination of his or her status as a Service Provider (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where he or she is a Service Provider or the terms of his or her service agreement, if any), and in consideration of the grant of these RSUs, he or she agrees not to institute any claim against the Company or any member of the Company Group.

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11.    DATA PRIVACY.
(a)    The Participant voluntarily consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other Grant materials (“Data”) by and among, as applicable, the Employer(s), the Company and any member of the Company Group for the exclusive purpose of implementing, administering, and managing his or her participation in the Plan.
(b)    The Participant understands that the Company and the Employer(s) may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to stock or equivalent benefits awarded, canceled, exercised, vested, unvested or outstanding in his or her favor, for the exclusive purpose of implementing, administering, and managing the Plan.
(c)    The Participant understands that Data will be transferred to one or more stock plan service provider(s) selected by the Company, which may assist the Company with the implementation, administration, and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than his or her country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients that may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to such stock plan service provider or other third party with whom the Participant may elect to deposit any Shares acquired upon vesting of the RSUs.
(d)    The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that if he or she resides in certain jurisdictions outside the United States, to the extent required by Applicable Laws, he or she may, at any time, request access to Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents given by accepting these RSUs, in any case without cost, by contacting his or her local human resources representative. Further, the Participant understands that he or she is providing these consents on a purely voluntary basis. If the Participant does not consent or if he or she later seeks to revoke his or her consent, his or her engagement as a Service Provider with the Employer(s) will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company will not be able to grant him or her awards under the Plan or administer or maintain awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan (including the right to retain these RSUs). The Participant understands that he or she may contact his or her local human resources representative for more information on the consequences of his or her refusal to consent or withdrawal of consent.
12.    INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS.
The Participant acknowledges that he or she may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and the Participant’s country of residence, which may affect the Participant’s ability to directly or indirectly, for him or herself or for a third party, acquire or sell, or attempt to sell, Shares or rights to Shares (e.g., RSUs) under the Plan during such times as the Participant is

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considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction, including the United States and the Participant’s country of residence) or the trade in Shares or the trade in rights to Shares under the Plan. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant further acknowledges that it is the Participant’s responsibility to comply with any applicable restrictions and that the Participant should speak to a personal legal adviser on this matter.
13.    FOREIGN ASSET/ACCOUNT REPORTING REQUIREMENTS, EXCHANGE CONTROLS.
The Participant’s country may have certain foreign asset and/or account reporting requirements and exchange controls which may affect the Participant’s ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant understands that he or she may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to his or her country through a designated bank or broker and/or within a certain time after receipt. In addition, the Participant may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of Shares. The Participant acknowledges that it is his or her responsibility to be compliant with all such requirements, and that the Participant should consult a personal legal and tax advisers, as applicable, to ensure compliance.
14.    MISCELLANEOUS.
(a)    Address for Notices. Any notice to be given to the Company under the terms of this Agreement must be addressed to the Company at ForeScout Technologies, Inc., 190 West Tasman Drive, San Jose, California, 94134 USA until the Company designates another address in writing.
(b)    Non-Transferability of RSUs. These RSUs may not be transferred other than by will or the laws of descent or distribution.
(c)    Binding Agreement. If any RSUs are transferred, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors, and assigns of the parties to this Agreement.
(d)    Additional Conditions to Issuance of Stock. If the Company determines that the listing, registration, qualification, or rule compliance of the Common Stock on any securities exchange or under any state, federal, or foreign law or the tax code and related regulations or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), the Company will try to meet the requirements of any such state, federal, or foreign law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange, but the Shares will not be issued until such conditions have been met in a manner acceptable to the Company.
(e)    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
(f)    Captions. Captions provided in this Agreement are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

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(g)    Agreement Severable. If any provision of this Agreement is held invalid or unenforceable, that provision will be severed from the remaining provisions of this Agreement and the invalidity or unenforceability will have no effect on the remainder of the Agreement.
(h)    Non-U.S. Appendix. These RSUs are subject to any special terms and conditions set forth in any appendix to this Agreement for the Participant’s country (the “Appendix”). If the Participant relocates to a country included in the Appendix, the special terms and conditions for that country will apply to him or her to the extent the Company determines that applying such terms and conditions is necessary or advisable for legal or administrative reasons.
(i)    Choice of Law; Choice of Forum. The Plan, this Agreement, these RSUs, and all determinations made and actions taken under the Plan, to the extent not otherwise governed by the laws of the United States, will be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law. For purposes of litigating any dispute that arises under the Plan, the Participant’s acceptance of these RSUs is his or her consent to the jurisdiction of the State of Delaware and his or her agreement that any such litigation will be conducted in the Delaware Court of Chancery or the federal courts for the United States for the District of Delaware and no other courts, regardless of where he or she is performing services.
(j)    Modifications to the Agreement. The Plan and this Agreement constitute the entire understanding of the parties on the subjects covered. The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein. Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. The Company reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Code Section 409A, to otherwise avoid imposition of any additional tax or income recognition under Code Section 409A in connection with these RSUs, or to comply with other Applicable Laws.
(k)    Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(l)    Waiver. The Participant acknowledges that a waiver by the Company of a breach of any provision of this Agreement will not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of this Agreement by him or her.

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EXHIBIT B
APPENDIX TO RESTRICTED STOCK UNIT GRANT AGREEMENT
TERMS AND CONDITIONS
This Appendix to Restricted Stock Unit Grant Agreement (the “Appendix”) includes additional terms and conditions that govern these RSUs awarded to the Participant under the Plan if he or she resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the RSUs are awarded, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to the Participant.
NOTIFICATION
This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other Applicable Laws in effect in the respective countries as of November 2016. Such Applicable Laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of participation in the Plan because the information may be out of date at the time the Participant vests in RSUs or sells Shares acquired under the Plan.
In addition, the information contained in this Appendix is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure him or her of a particular result. The Participant should seek appropriate professional advice as to how the Applicable Laws in his or her country may apply to his or her situation.
Finally, if the Participant is a citizen or resident of a country other than the one in which he or she is currently residing and/or working, transfers residence and/or employment after these RSUs are awarded, or is considered a resident of another country for local law purposes, the information in this Appendix may not apply to him or her in the same manner.

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AUSTRALIA
Terms and Conditions
Compliance with Law. Notwithstanding anything in the Terms and Conditions of Restricted Stock Unit Grant or the Plan to the contrary, the Participant will not be entitled to, and shall not claim, any benefit under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Employer is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.
Notifications
Tax Notification. The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in the Act).
Australia Offer Document. The RSU Grant is intended to comply with the provisions of the Corporations Act 2001, Australian Securities & Investments Commission (“ASIC”) Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of RSUs to Australian resident employees, which is being provided to the Participant with this Agreement.
[RSUs should not be offered in Australia without a securities law exemption. For RSUs, an exemption is available for companies that meet certain requirements, including having been publicly traded for at least three months.]
AUSTRIA
There are no country-specific provisions.
CANADA
Terms and Conditions
Issuance of Shares. The following provision supplements Section 6(d) of the Plan and Section 2 of the Terms and Conditions of Restricted Stock Unit Grant:
RSUs shall be settled only in Shares. In no event shall the RSUs be paid in cash, notwithstanding any discretion contained in the Plan to the contrary.
Termination of Status. The following provision replaces Section 3(c)(i) of the Plan and Section 10(o) of the Terms and Conditions of Restricted Stock Unit Grant:
For purposes of the RSU Grant and unless otherwise provided in the Agreement, the Participant’s status as a Service Provider will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of the employment laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s service agreement, if any) as of the earlier of: (a) the date that the Participant’s status as a Service Provider with the Company and its Parents and Subsidiaries is terminated, (b) the date the Participant receives written notice of termination of his or her status as a Service Provider, or (c) the date that the Participant is no longer actively employed by or providing services to the Company or any

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Parent or Subsidiary, (the “Termination of Status Date”); regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s service agreement, if any.
The following terms and conditions apply if the Participant resides in Quebec:
Language Consent. The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Consentement Relatif à la Langue. Les parties reconnaissent avoir expressément souhaité que la convention « Agreement » ainsi que tous les documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés, directement ou indirectement à la présente convention, soient rédigés en langue anglaise.
Data Privacy. The following provision supplements Section 11 of the Terms and Conditions of Restricted Stock Unit Grant:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan. The Participant further authorizes the Company, any Parent or Subsidiary, the Administrator, as well as a third party stock plan service provider, to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee or service file.
Notifications
Securities Law Information. The sale or other disposal of Shares acquired under the Plan may not take place within Canada. The Participant should consult with a personal legal advisor before selling Shares.
FRANCE
Terms and Conditions
Tax Considerations. The RSUs granted under the Agreement are not intended to be a French tax-qualified RSUs.
Language Consent. In accepting this RSUs, the Participant confirms having read and understood the documents relating to this RSU Grant (the Plan and the Agreement including this Appendix), which were provided in English. Participant accepts the terms of these documents accordingly.
Consentement de la Langue. En acceptant l’attribution, le Participant confirme avoir lu et compris les documents relatifs à cette attribution (le Plan et le Contrat incluant cette Annexe), qui lui ont été remis en langue anglaise. Le Participant accepte les termes de ces documents en conséquence.
GERMANY
There are no country-specific provisions.
HONG KONG

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Terms and Conditions
Securities Law Notification. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in any doubt about this document, the Participant should obtain independent professional advice. The RSUs and any Shares issued in payment of vested RSUs do not constitute a public offering of securities under Hong Kong law and are available only to Service Providers of the Company or of a Parent or Subsidiary. The Agreement, including this Appendix, the Plan and any other incidental communication materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible Service Provider and may not be distributed to any other person.
Restrictions on Transfer of Shares. The following provision supplements Section 3 of the Terms and Conditions of Restricted Stock Unit Grant:
By accepting the RSUs the Participant agrees that, in the event that the RSUs vest and Shares are issued to the Participant within six months of the Grant Date, the Participant will not dispose of any Shares thus acquired prior to the six-month anniversary of the Grant Date.
Issuance of Shares. The following provision supplements Section 6(d) of the Plan and Section 2 of the Terms and Conditions of Restricted Stock Unit Grant:
RSUs shall be settled only in Shares. In no event shall the RSUs be paid in cash, notwithstanding any discretion contained in the Plan to the contrary.
Notifications
Nature of Scheme. The Plan is not intended to be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
ISRAEL
Terms and Conditions
Section 102 Capital Gains Track. The RSU Grant is intended to be granted pursuant to the Capital Gains Track provisions of Section 102 of the Israeli Tax Ordinance (the “Ordinance”), including the provisions of the Income Tax (Tax Abatement on the Grant of Shares to Employee’s) Regulations 2003 (the “102 Capital Gains Track”), and any tax ruling or agreement obtained by the Company or the Service Provider pursuant to which income resulting from the sale of Shares derived from the settlement of RSUs shall be taxed as capital gain. The Company does not undertake to maintain the qualified status of the RSUs and the Participant acknowledges that he or she will not be entitled to damages of any kind if the RSU Grant becomes disqualified and no longer qualifies under the 102 Capital Gains Track.
Further, to the extent requested by the Company or the Employer, the Participant agrees to execute any letter or other agreement in connection with the grant of the RSUs or any future restricted stock units intended to be 102 Capital Gains Track awards. If the Participant fails to comply with such request, the RSU Grant may not qualify under the 102 Capital Gains Track.

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Trust Arrangement. The Participant acknowledges and agrees that any Shares issued upon vesting of the RSUs may be subject to a supervisory trust arrangement with the Company’s designated trustee in Israel, ESOP Trust Company (the “Trustee”) in accordance with the terms of a trust agreement between the Company and the Trustee. The Participant further agrees that such Shares will be subject to the holding period set forth in Section 102(b)(2) of the Ordinance, which shall be 24 months from the Grant Date or such later period indicated by the Company or the Trustee. The Company may, in its sole discretion, replace the Trustee from time to time and instruct the transfer of all RSUs and Shares held and/or administered by such Trustee at such time to its successor and the provisions of this Agreement shall apply to the new Trustee mutatis mutandis.
Restriction on Sale. The Participant acknowledges that any Shares underlying the RSUs may not be sold prior to the “end of the period” (as defined in Section 102 of the Ordinance) required to qualify for tax treatment under the 102 Capital Gains Track. Accordingly, the Participant shall not dispose of (or request the Trustee to dispose of) any such Shares prior to the “end of the period,” other than as permitted by applicable law. For purposes of this Appendix provision for Israel, “dispose” shall mean any sale, transfer or other disposal of the Shares by the Participant (including by means of an instruction by the Participant to such stock plan service provider as may be selected by the Company in the future) or the Trustee, including a release of such Shares from the Trustee to the Participant.
Participants transferring into Israeli after the Grant Date may be required to sell their Shares immediately upon vesting of the RSUs in order to comply with local tax withholding requirements.
Notifications
Securities Law Notification. [An exemption from the requirement to file a prospectus with respect to the Plan has been granted to the Company by the Israeli Securities Authority. Copies of the Plan and Form S-8 registration statement for the Plan filed with the U.S. Securities and Exchange Commission are available free of charge upon request from my local human resources department.]
[The above clause should be used only if ForeScout will obtain a Section 15D exemption. We should discuss the timing to make sure an exemption can be obtained before the initial offering under the 2017 plan. Also, note that the Section 15D exemption is not available for consultants. If awards will be granted to consultants, we will need to consider what exemption may apply.]
JAPAN
There are no country-specific provisions.
KOREA
Notifications
Exchange Control Notification. Exchange control laws require Korean residents who realize US$500,000 or more from the sale of Shares in a single transaction to repatriate the proceeds from such sale to Korea within the three years of the sale.
MALAYSIA
[RSUs should not be offered in Malaysia without a securities law exemption. An exemption is available for shares of companies that are publicly traded outside Malaysia.]

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Terms and Conditions
Data Privacy. The following provision replaces Section 11 of the Terms and Conditions of Restricted Stock Unit Grant:
The Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data described herein and any other Plan grant materials by and among, as applicable, the Employer, the Company and any Parent or Subsidiary or any third parties authorized by the same in assisting in the implementation, administration and management of the Participant’s participation in the Plan.
The Participant may have previously provided the Company and the Employer with, and the Company and the Employer may hold, certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, the fact and conditions of the Participant’s participation in the Plan, details of all equity awards or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding in his or her favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.
The Participant also authorizes any transfer of Data, as may be required, to such stock plan service provider as may be designated by the Company, which is assisting the Company with the implementation, administration and management of the Plan and/or with whom any Shares acquired upon settlement of the RSUs are deposited (the “Designated Broker”). The Participant acknowledges that these recipients may be located in his or her country or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections to his or her country, which may not give the same level of protection to Data.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of Data by contacting the Participant’s local human resources representative. The Participant authorizes the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing his or her participation in the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to such stock plan service provider or other third part with whom the Participant may elect to deposit any Shares acquired upon vesting of the RSUs.
The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that the Participant may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing [insert at least a title, phone number, email, and, if available, fax number].  Further, the Participant understands that the Participant is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Employer will not be affected; the only consequence of refusing or withdrawing his or her consent is that the Company would not be able to grant equity awards to the Participant or administer or maintain such awards.  Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that the Participant may contact his or her local human resources representative.

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[Translation to be updated] Privasi Data. Peruntukan ini menggantikan Seksyen 11 [of the Terms and Conditions of Restricted Stock Unit Grant]:
Peserta dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadi Peserta seperti yang dinyatakan di sini dan apa-apa bahan geran Pelan oleh dan antara Majikan dan Syarikat serta Ibu Syarikatnya, dan Anak-Anak Syarikatnya ataupun mana-mana pihak ketiga yang diberi kuasa oleh yang sama untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.
Sebelum ini, Peserta mungkin telah membekalkan Syarikat dan Majikan dengan, dan Syarikat dan Majikan mungkin memegang, maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, nama Peserta, alamat rumah dan nombor telefon, alamat emel, tarikh lahir, insurans sosial, nombor pasport atau pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam Saham Biasa atau jawatan pengarah yang dipegang dalam Syarikat, fakta dan syarat-syarat penyertaan Peserta dalam Pelan, butir-butir semua Opsyen atau apa-apa hak lain untuk saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun bagi faedahnya (“Data”), untuk tujuan yang eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan.
Peserta juga memberi kuasa untuk membuat apa-apa pemindahan Data, sebagaimana yang diperlukan, kepada [ ] atau pembekal perkhidmatan pelan saham sebagaimana yang ditetapkan oleh Syarikat pada masa depan, yang membantu Syarikat dalam pelaksanaan, pentadbiran dan pengurusan Pelan dan/atau dengan sesiapa yang didepositkan dengan syer-syer yang diperolehi melalui penyelesaian Opsyen (“Broker yang Ditetapkan”). Peserta mengakui bahawa penerima-penerima ini mungkin berada di negaranya atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza dengan negara Peserta, yang mungkin tidak boleh memberi tahap perlindungan yang sama kepada Data. Peserta faham bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat, Broker yang Ditetapkan dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan. Peserta faham bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan. Peserta faham bahawa Peserta boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi [insert at least a title, phone number, email, and, if available, fax number]. Selanjutnya, Peserta memahami bahawa Peserta memberikan persetujuan di sini secara sukarela. Jika Peserta tidak bersetuju, atau jika Peserta kemudian membatalkan persetujuannya, status pekerjaan atau perkhidmatan dengan Majikan tidak akan terjejas; terdapat hanya satu akibat jika Peserta tidak bersetuju atau menarik balik persetujuannya iaitu bahawa Syarikat tidak akan dapat memberikan Opsyen pada masa depan atau anugerah ekuiti lain kepada Peserta atau mentadbir atau mengekalkan anugerah tersebut. Oleh itu, Peserta faham bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaan Peserta untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa Peserta boleh menghubungi wakil sumber manusia tempatannya.
Notifications

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Director Notification Obligation. If the Participant is director of a Subsidiary in Malaysia, the Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify such Malaysian Subsidiary in writing when the Participant receives or disposes of an interest (e.g., the RSUs or Shares) in the Company or any related company. Such notifications must be made within fourteen days of receiving or disposing of any interest in the Company or any related company.
MEXICO
Terms and Conditions
Labor Law Policy and Acknowledgement. The following provision supplements Section 10 of the Terms and Conditions of Restricted Stock Unit Grant:
By accepting the RSU Grant, the Participant understands and agrees that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s status as a Service Provider.
The RSU grant the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.
The Company, with offices at 190 West Tasman Drive, San Jose, California 95134, USA, is solely responsible for the administration of the Plan, and participation in the Plan and the grant of the RSU does not, in any way, establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly-commercial basis. Based on the foregoing, the Participant expressly acknowledges that the Plan and the benefits that the Participant may derive from participation in the Plan do not establish any rights between the Participant and the Company and do not form part of any service contract between the Participant and the Company or any Parent or Subsidiary. Further, the Participant agrees that any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment or service contract, if applicable.
Plan Document Acknowledgment. By accepting the RSU Grant, the Participant acknowledges that the he or she has received copies of the Plan, has reviewed the Plan and the Agreement in their entirety, and fully understands and accepts all provisions of the Plan and the Agreement.
In addition, the Participant further acknowledges that he or she has read and specifically and expressly approves the terms and conditions contained in Section 10 (Acknowledgements and Agreements) of the Terms and Conditions of Restricted Stock Unit Grant, in which the following is clearly described and established: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly-discretionary basis; (iii) participation in the Plan is voluntary; and (iv) the Company, the Employer and any Parent or Subsidiary are not responsible for any decrease in the value of the Shares acquired upon vesting of the RSUs.
Finally, the Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company (or any Parent or Subsidiary) for any compensation or damages as a result of Participant’s participation in the Plan and therefore grants a full and broad release to the Company and any Parent or Subsidiary with respect to any claim that may arise under the Plan.
Spanish Translation

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[Translation to be updated] Política Laboral y Reconocimiento. Las siguientes consideraciones complementan la sección 10 del [Terms and Conditions of Restricted Stock Unit Grant]:
Al aceptar la Opción, el Participante está de acuerdo y reconoce que cualquier modificación del Plan o del Acuerdo de Otorgamiento de Acciones o su terminación, no constituirá un cambio o disminución de los términos y condiciones del estatus del Participante como Proveedor o Prestador de Servicios.
El otorgamiento de la Opción que la Compañía realiza bajo este Plan es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el Plan en cualquier momento sin responsabilidad alguna.
La Compañía, con oficinas en 190 West Tasman Drive, San Jose, California 95134, E.E.U.U., es la única responsable de la administración del Plan y de la participación en el mismo, y el otorgamiento de la Opción no establece de forma alguna, una relación de trabajo entre el Participante y la Compañía, toda vez que su participación en el Plan es completamente comercial. De acuerdo a lo anterior, el Participante expresamente reconoce que el Plan y los beneficios derivados de su participación en el mismo no constituyen ni generan derecho alguno entre el Participante y la Compañía, ni tampoco formarán parte de ningún contrato de servicios entre el Participante y la Compañía o cualquier matriz o Subsidiaria. Asimismo, el Participante acuerda que cualquier modificación al Plan o a su terminación no generarán un cambio o impedimento en los términos y condiciones derivados de su contrato de servicios.
Reconocimiento del Documento del Plan. Al aceptar las Unidades de Acciones Restringidas, usted reconoce que ha recibido copias del Plan, que ha revisado las mismas al igual que la totalidad del Acuerdo de Otorgamiento de Acciones y que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo de Otorgamiento de Acciones.
Adicionalmente, el Participante reconoce que ha leído, y que aprueba específica y expresamente los términos y condiciones contenidos en la sección 10 ([Acknowledgements and Agreements]) del [Terms and Conditions of Restricted Stock Unit Grant], en el cual se encuentra claramente descrito y establecido lo siguiente: (i) la participación en el Plan no constituye un derecho adquirido; (ii) el Plan y la participación en el mismo es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el Plan es voluntaria; y (iv) la Compañía, cualquier matriz y/o cualquier Subsidiaria no son responsables por cualquier disminución en el valor de las Acciones adquiridas a través del ejercicio de la Opción.
Finalmente, el Participante declara que no se reserva acción o derecho alguno para interponer una demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de la participación en el Plan y, en consecuencia otorga el más amplio finiquito en favor de la Compañía, cualquier matriz y/o Subsidiaria con respecto a cualquier demanda que pudiera originarse en virtud de los Plan.
NETHERLANDS
There are no country-specific provisions.
SINGAPORE
Terms and Conditions
Restrictions on Sale of Shares. The following provision supplements Section 3 of the Terms and Conditions of Restricted Stock Unit Grant:

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To the extent the RSUs vest within six months of the Grant Date, the Participant may not dispose of the Shares acquired pursuant to the RSU, or otherwise offer the Shares to the public, prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chap. 289, 2006 Ed.) (“SFA”).
Notifications
Securities Law Notification. The RSUs are being granted pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA, is exempt from the prospectus and registration requirements under the SFA and is not made with a view to the RSUs or the underlying Shares being subsequently offered for sale to any other party. The Plan has not been, and will not be, lodged or registered as a prospectus with the Monetary Authority of Singapore..
Chief Executive Officer and Director Notification Obligation. If the Participant is the Chief Executive Officer (“CEO”) or a director, associate director, or shadow director of a Singapore Subsidiary of the Company, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singaporean Subsidiary in writing when the Participant receives an interest (e.g., RSUs or Shares) in the Company or any related company. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within two business days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of the Participant’s interests in the Company or any related company within two business days of becoming the CEO or a director.
SPAIN
Terms and Conditions
Nature of Grant. This provision supplements Section 10 of the Terms and Conditions of Restricted Stock Unit Grant:
By accepting the RSUs, the Participant consents to participation in the Plan and acknowledges that he or she has received a copy of the Plan.
The Participant understands that the Company has unilaterally, gratuitously and discretionally decided to grant RSUs under the Plan to individuals who may be Service Providers of the Company or of a Parent or Subsidiary throughout the world. This decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any Parent or Subsidiary other than as expressly set forth in the Agreement. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs and any Shares issued upon vesting of the RSUs are not a part of any employment or service contract (either with the Company or with any Parent or Subsidiary) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever.
Further, the Participant understands and agrees that, unless otherwise expressly provided for by the Company or set forth in the Plan or the Agreement, the RSUs will be cancelled without entitlement to any Shares underlying the RSUs if the Participant’s status as a Service Provider is terminated for any reason, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute,

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Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when the Participant’s status as a Service Provider has terminated for purposes of the RSUs.
In addition, the Participant understands that this grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that, should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the RSUs shall be null and void.
Notifications
Securities Law Information. The RSUs described in the Agreement do not qualify under Spanish regulations as a security. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the RSUs. The Agreement has not been, nor will it be, registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.
UNITED KINGDOM
Terms and Conditions
Issuance of Stock. The following provision supplements Section 6(d) of the Plan and Section 2 of the Terms and Conditions of Restricted Stock Unit Grant:
RSUs shall be settled only in Shares. In no event shall the RSUs be paid in cash, notwithstanding any discretion contained in the Plan to the contrary.
Joint Election for Transfer of Liability for Employer National Insurance Contributions. If the Participant is a tax resident in the United Kingdom, the RSU Grant is conditional upon the Participant’s agreement to accept liability for any secondary Class 1 national insurance contributions which may be payable by the Employer in connection with any event giving rise to tax liability in relation to the RSUs (“Employer NICs”). The Employer NICs may be collected by the Company or the Employer using any of the methods described in Section 7 of the Terms and Conditions of Restricted Stock Unit Grant. Without prejudice to the foregoing, the Participant agrees to enter into a joint election with the Company or the Employer (a “Joint Election”), the form of such Joint Election being formally approved by Her Majesty’s Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs to the Participant. The Participant further agrees to enter into such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Participant’s Joint Election. If the Participant does not enter into the Joint Election prior to vesting in the Participant’s RSUs, or if approval of the Joint Election is withdrawn by HMRC and a new Joint Election is not entered into, the Participant’s RSUs shall become null and void and may not be settled, without any liability to the Company or its Subsidiaries. The Participant must enter into the Joint Election attached to this Appendix, concurrent with the execution or electronic acceptance of the Agreement, or at such subsequent time as may be designated by the Company.
Tax Withholding. The following provision supplements Section 7 of the Terms and Conditions of Restricted Stock Unit Grant:
If payment or withholding of any income tax liability arising in connection with the Participant’s participation in the Plan is not made within 90 days after the end of the U.K. tax year in which the relevant taxable or tax

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withholding event occurs, or such other period specified in Section 222(1)(c) of the ITEPA 2003 (the “Due Date”), the amount of any uncollected income tax will constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at then-current Official Rate of HMRC, that it will be immediately due and repayable by the Participant, and that the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 7 of the Terms and Conditions of Restricted Stock Unit Grant.
Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Participant will not be eligible for such a loan to cover the income tax due as described above. In the event that the Participant is a director or executive officer and the income tax is not collected from or paid by the Participant by the Due Date, the amount of any uncollected tax may constitute a benefit to the Participant on which additional income tax and NICs may be payable. The Participant is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for the value of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover from the Participant by any of the means referred to in Section 7 of the Terms and Conditions of Restricted Stock Unit Grant.

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Important Note on the Election to Transfer Employer NICs
If you are liable for National Insurance contributions (“NICs”) in the UK in connection with your participation in the ForeScout Technologies, Inc. 2017 Equity Incentive Plan, as amended, you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.
By entering into the Election:
•    you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;
•    you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient Shares acquired pursuant to your awards; and
•    you acknowledge that even if you have where indicated your acceptance of this Election electronically, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.
Please read the Election carefully.
Please print and keep a copy of the Election for your records.

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Joint Election for Transfer of Liability for
Employer National Insurance Contributions to Participant
Election to Transfer the Employer’s National Insurance Liability to the Participant
This Election is between:
A.    The individual who has obtained authorised access to this Election (the “Participant”), who is employed by a UK company listed in the attached Schedule (the “Employer”) and who is eligible to receive Restricted Stock Units (“Awards”) pursuant to the ForeScout Technologies, Inc. 2017 Equity Incentive Plan, as amended (the “Plan”), and
B.    ForeScout Technologies, Inc., with its registered office at 190 West Tasman Drive, San Jose, California, U.S.A. (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.
1.    Introduction
1.1    This Election relates to all Awards granted to the Participant under the Plan up to the termination date of the Plan.
1.2    In this Election the following words and phrases have the following meanings:
(a)     “Chargeable Event” means, in relation to the Awards:
(i)    the acquisition of securities pursuant to the Awards (within section 477(3)(a) of ITEPA 2003);
(ii)    the assignment (if applicable) or release of the Awards in return for consideration (within section 477(3)(b) of ITEPA 2003);
(iii)    the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA 2003);
(iv)    post-acquisition charges relating to the Awards and/or shares acquired pursuant to the Awards (within section 427 of ITEPA 2003); and/or
(v)    post-acquisition charges relating to the Awards and/or shares acquired pursuant to the Awards (within section 439 of ITEPA 2003).
(b)    “ITEPA 2003” means the Income Tax (Earnings and Pensions) Act 2003.
(c)    “SSCBA” means the Social Security Contributions and Benefits Act 1992.
1.3    This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

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1.4    This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.
1.5    This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA 2003 (employment income: securities with artificially depressed market value).
2.    The Election
The Participant and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Participant. The Participant understands that, by electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.
3.    Payment of the Employer’s Liability
3.1    The Participant hereby authorizes the Company and/or the Employer to collect the Employer’s Liability from the Participant at any time after the Chargeable Event:
(i)    by deduction from salary or any other payment payable to the Participant at any time on or after the date of the Chargeable Event; and/or
(ii)    directly from the Participant by payment in cash or cleared funds; and/or
(iii)    by arranging, on behalf of the Participant, for the sale of some of the securities which the Participant is entitled to receive in respect of the Awards; and/or
(iv)    by any other means specified in the applicable award agreement.
3.2    The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities related to the Awards to the Participant until full payment of the Employer’s Liability is received.
3.3    The Company agrees to procure the remittance by the Employer of the Employer’s Liability to Her Majesty’s Revenue & Customs on behalf of the Participant within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).
4.    Duration of Election
4.1    The Participant and the Company agree to be bound by the terms of this Election regardless of whether the Participant is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.
4.2    Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA 2003 applies.

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4.3    This Election will continue in effect until the earliest of the following:
(i)     the Participant and the Company agree in writing that it should cease to have effect;
(ii)     on the date the Company serves written notice on the Participant terminating its effect;
(iii)     on the date Her Majesty’s Revenue & Customs withdraws approval of this Election; or
(iv)     after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.
4.4    This Election will continue in force regardless of whether the Participant ceases to be an employee of the Employer.
Acceptance by the Participant
The Participant acknowledges that, by completing the electronic acceptance requirements, the Participant agrees to be bound by the terms of this Election.
Acceptance by the Company
The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.
Signature for and on behalf of the Company

Position: Director & SVP, General Counsel, Corporate, Secretary & Corporate Compliance Officer

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Schedule of Employer Companies
The employing company to which this Election relates is:

Name	ForeScout Technologies UK Limited
Registered Office:	5 New Street Square, London, EC4A 3TW
Company Registration Number:	5814460
Corporation Tax Reference:	680 33966 29208
PAYE Reference:	951/VZ91938

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